Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-257477 on Form S-8 of our reports dated March 16, 2023, relating to the financial statements of Bright Health Group, Inc. and the effectiveness of Bright Health Group, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP
Minneapolis, Minnesota
March 16, 2023